Exhibit 99.1

Odyssey Therapeutics Reports First Quarter 2026 Financial Results and Provides Corporate Update

Reported positive clinical proof-of-concept data for OD-001, our first-in-class, oral RIPK2 scaffolding inhibitor, in a Phase 2a monotherapy trial for moderate to severe ulcerative colitis

Cash on hand as of March 31, 2026, together with net proceeds from the IPO, and concurrent private placement, of $464M expected to fund operations into the second half of 2028

BOSTON, June 17, 2026 (GLOBE NEWSWIRE) — Odyssey Therapeutics, Inc. (Nasdaq: ODTX) (“Odyssey” or the “Company”), a clinical-stage biopharmaceutical company seeking to transform the standard of care for patients suffering from autoimmune and inflammatory diseases by developing medicines that precisely target disease pathology, today reported financial results for the first quarter ended March 31, 2026 and highlighted progress across its clinical and preclinical portfolio.

“During the quarter, we continued to build meaningful momentum and made significant progress across our portfolio, including delivering clinical proof-of-concept for our oral, small molecule, RIPK2 scaffolding inhibitor, OD-001, in moderate-to-severe ulcerative colitis” said Gary D. Glick, Ph.D., President and Chief Executive Officer of Odyssey. “We look forward to rapidly advancing OD-001 into late-stage development and a series of combination trials with standard of care therapies to deliver on our aim of breaking the therapeutic ceiling in inflammatory bowel disease and providing a safe, oral medicine for long-term disease management. In addition, we expect to use the net financing proceeds to support advancement of our broader portfolio, including our small molecule SLC15A4 inhibitor, OD-002, for which we expect to file a CTA in the second half of 2026.”

First Quarter Business Highlights and Recent Developments

Pipeline Highlights

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OD-001: Small molecule RIPK2 scaffolding inhibitor
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Achieved clinical proof-of-concept in a Phase 2a clinical trial of OD-001 in moderate to severe ulcerative colitis. 49 patients completed 12 weeks of treatment with OD-001 and were eligible for efficacy analysis. OD-001 was well tolerated at both doses tested and observed to be efficacious in patients naïve, or experienced, to advanced therapies, with 27% of patients achieving clinical remission and 61% achieving clinical response.
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Odyssey is continuing to advance OD-001 and expects to initiate both a Phase 2b monotherapy trial and a Phase 2a combination trial with vedolizumab in the second half of 2026, with topline induction data from both trials expected in the second half of 2027.

Corporate Highlights

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Closed initial public offering and concurrent private placement, resulting in gross proceeds of $314.8M
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Closed an initial public offering of 15,500,000 shares of common stock and a concurrent private placement of 1,388,889 shares of common stock at the initial public offering price of $18.00 per share. Following the closing of the Company’s initial public offering, the underwriters partially exercised their option to purchase 600,000 additional shares of common stock at $18.00 per share. All the shares of common stock sold in these transactions were offered by Odyssey with gross proceeds, before deducting underwriting discounts and commissions, placement agent fees, and other offering expenses, of $314.8M. Odyssey began trading on the Nasdaq Capital Market under the ticker symbol “ODTX” on May 8, 2026.

Anticipated Key Clinical Milestones

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OD-001 (RIPK2 scaffolding inhibitor): Initiate a Phase 2b monotherapy trial and a Phase 2a combination trial with vedolizumab in the second half of 2026, with results from both studies expected in the second half of 2027. Results from the signal-seeking Phase 2a monotherapy trial, for which topline induction data were released in April 2026, will be presented in the second half of 2026.
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OD-002 (SLC15A4 inhibitor): Complete investigational new drug (“IND”) enabling studies and file a clinical trial application (“CTA”) in the second half of 2026, which would enable the initiation of a Phase 1/2a clinical trial with healthy participants and patients in the first half of 2027.

First Quarter 2026 Financial Results

As of March 31, 2026, Odyssey had cash, cash equivalents and marketable securities of $175.7 million, which, together with the $288.7 million of net proceeds raised as part of its initial public offering, and concurrent private placement, are expected to fund Odyssey’s operations into the second half of 2028. Odyssey’s pro-forma cash position as of March 31, 2026, after giving effect to the net proceeds from these financing events, is $464.4M.

Research and development expenses were $32.3 million for the quarter ended March 31, 2026, compared to $38.8 million for the same period in 2025. The change primarily reflected a non-cash lease impairment charge recorded in the corresponding period from the prior year. General and administrative expenses were $7.4 million for the quarter ended March 31, 2026, compared to $8.0 million for the same period in 2025. Net loss was $38.3 million for the quarter ended March 31, 2026, compared to a net loss of $38.4 million for the same period in 2025.

Additional financial information is available in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed today with the U.S. Securities and Exchange Commission and accessible at www.sec.gov and through the “Investors” section of the Company’s website at investors.odysseytx.com.

About Odyssey Therapeutics

Odyssey Therapeutics is a clinical-stage biopharmaceutical company seeking to transform the standard of care for patients suffering from autoimmune and inflammatory diseases by developing medicines that are designed to precisely target disease pathology. Since its founding in 2021, Odyssey has built a portfolio of internally discovered and developed medicines with its first program advancing through multiple clinical milestones. The portfolio leverages the scientific expertise of its team of experienced drug hunters and a comprehensive suite of tools to efficiently advance product candidates that the Company believes have the potential to induce deep and durable remission for patients across several inflammatory diseases with unmet need.

For more information, please visit www.odysseytx.com and follow Odyssey on LinkedIn.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: Odyssey’s expectations regarding the development of OD-001, OD-002, OD-003, OD-004 and its other product candidates; the timing, design, initiation, enrollment, conduct and results of preclinical studies and clinical trials, including the ongoing Phase 2a trial of OD-001 in ulcerative colitis and Odyssey’s anticipated future clinical trials for this program; anticipated corporate and development milestones and the expected timing thereof; the timing and forums for announcing data from Odyssey’s ongoing and future preclinical studies and clinical trials, and the content of any such presentation; the sufficiency of the Company’s cash, cash equivalents and marketable securities to fund planned operations for any specified time period; the timing of regulatory filings and receipt of regulatory authorizations; the therapeutic potential of Odyssey’s product candidates; and Odyssey’s strategy, business plans, financial performance, financial position, and focus. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “goal,” “may,” “plan,” “potential,” “will,” “would” and variations of these words or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on Odyssey’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties related to: the Company’s limited operating history and history of net losses; its need for additional capital and unanticipated costs and expenses impacting the Company’s cash runway; the unpredictable nature of preclinical and clinical development, including risks that clinical trials may not be initiated, enrolled, conducted, or completed on the timelines the Company expects, or at all, and that interim results or results from earlier studies may not be predictive of final or later results; the potential for varying interpretation of the results of clinical trials and analyses, reliance on third parties, including contract research and manufacturing organizations; competition; the Company’s ability to leverage its team’s scientific expertise and suite of tools to enable more informed drug research and development; intellectual property; legal and regulatory developments; and the other risks and uncertainties described under “Risk Factors” in the Company’s most recently filed Quarterly Report on Form 10-Q and the Company’s other filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Odyssey undertakes no duty to update such information except as required under applicable law.

Contacts

Investor Relations

Collin Todd

SVP, Strategy and Business Development

investors@odysseytx.com